EXHIBIT 12

                     U S WEST Financial Services, Inc.
                     RATIO OF EARNINGS TO FIXED CHARGES
                           (Dollars in Thousands)
                                                   Quarter Ended
                                                9/30/94      9/30/93
- --------------------------------------------------------------------
Income before income taxes                        $2,539     $19,655
Interest expense                                   9,655      29,869
Interest factor on rentals (1/3)                      21         202
                                              ----------------------
Earnings                                         $12,215     $49,726

Interest expense                                   9,655      29,869
Interest factor on rentals (1/3)                      21         202
                                              ----------------------
Fixed charges                                     $9,676     $30,071

Ratio of earnings to fixed charges                  1.26        1.65
- --------------------------------------------------------------------


                                                    Year-to-Date
                                                9/30/94      9/30/93
- --------------------------------------------------------------------
Income before income taxes                        $4,639     $58,143
Interest expense                                  32,428      94,171
Interest factor on rentals (1/3)                      98         605
                                              ----------------------
Earnings                                         $37,165    $152,919

Interest expense                                  32,428      94,171
Interest factor on rentals (1/3)                      98         605
                                              ----------------------
Fixed charges                                    $32,526     $94,776

Ratio of earnings to fixed charges                  1.14        1.61
- ---------------------------------------------------------------------

Note: A Termination Agreement and Guarantee was entered into on June 24, 1994 between U S WEST, Inc., U S WEST Capital Corporation and U S WEST Financial Services, Inc. (USWFS). The Agreement terminates the Support Agreement dated January 5, 1990 whereby
U S WEST, Inc. agreed to provide financial support to USWFS. The Agreement provides replacement financial support in the form of a direct guarantee by U S WEST of all outstanding indebtedness of USWFS.